Exhibit 32
Certification Pursuant to
Section 906 of the Sarbanes-Oxley Act of 2002

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (subsections (a) and (b) of Section 1350, Chapter 63 of Title 18, United States Code), each of the undersigned officers of Mettler-Toledo International Inc. (the "Company") does hereby certify, to such officer's knowledge, that:
This quarterly report on Form 10-Q for the period ending September 30, 2023 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and the information contained in this periodic report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: November 9, 2023

/s/ Patrick Kaltenbach

Patrick Kaltenbach
Chief Executive Officer

/s/ Shawn P. Vadala

Shawn P. Vadala
Chief Financial Officer